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Exhibit 15

August 5, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

        We are aware that our report dated August 5, 2011 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three-month and six-month periods ended June 30, 2011 and June 30, 2010 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024 and 333-173785).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia

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  Exhibit 15